SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 8, 2002

ACTV, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10377	94-2907258
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 PARK AVENUE SOUTH, 10th FLOOR
NEW YORK, NEW YORK 10003
(Address of principal executive offices, including zip code)

(212) 497-7000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

On July 8, 2002, ACTV, Inc. (the “Company”) and Liberty Media Corporation (“Liberty”) entered into an amendment to the Letter Agreement dated May 3, 2002 (the “Amended Agreement”) regarding the acquisition by Liberty of all of the outstanding shares of common stock of ACTV. Under the terms of the Amended Agreement, Liberty (which currently owns approximately 16% of the outstanding shares of common stock of ACTV), directly or through one of its subsidiaries or affiliates, would acquire all of the outstanding shares of common stock of the Company not already owned by Liberty at a price per share equal to $1.65. The purchase price would be payable in cash, publicly traded stock of the acquiror or a combination of the two.

Pursuant to the Amended Agreement, the parties agreed to extend the exclusive negotiating period to August 15, 2002. The Company believes the Amended Agreement reflects the changing conditions in both the digital media industry and the broader market since the parties executed their initial letter agreement.

ITEM 7.  EXHIBITS

(c)	Exhibits.

99.1	Press Release dated July 9, 2002 announcing the execution of an Amendment to the Letter Agreement by and between ACTV, Inc. and Liberty Media Corporation.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTV, INC.

By:	/s/ Christopher C. Cline

Christopher C. Cline Chief Financial Officer

Dated: July 16, 2002